EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-209516) of First BanCorp. of our report dated March 29, 2013 relating to the financial statements of CPG/GS PR NPL, LLC, which appears in First BanCorp.’s Annual Report on Form 10-K for the year ended December 31, 2014.

/s/ PricewaterhouseCoopers LLP

Dallas, Texas

February 24, 2016